EXHIBIT 99.1


                                                             NEWS
                                                          RELEASE

Contact:  Lisa Capone
          Smith Corona Corporation
          (203) 972-1471

                                            FOR IMMEDIATE RELEASE



     SMITH CORONA ANNOUNCES TECHNICAL DEFAULT AND THAT BANK
                     NEGOTIATIONS CONTINUE



NEW CANAAN, CT, June 9, 1995 -- Smith Corona Corporation (NYSE:SCO) today announced it is in technical default of its Credit Agreement as a result of the restructuring charge announced May 8, 1995. Although it is continuing to negotiate an acceptable amendment, there is no assurance that it will successfully do so.
     Smith Corona, based in New Canaan, Connecticut, is a leading marketer worldwide of a full range of small office and home office products, including personal word processors, portable electronic typewriters, facsimile machines and other office products.


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